Exhibit 99.1

Box Reports Revenue of $183.6 Million for Fiscal First Quarter 2021, Up 13 Percent Year-Over-Year

•	GAAP Operating Margin Up 9 Percentage Points and Non-GAAP Operating Margin Up 11 Percentage Points Year-Over-Year
•	First Quarter Cash Flow from Operations of $61.9 Million, Up $36.4 Million Year-Over-Year
•	First Quarter Free Cash Flow of $39.8 Million, Up $26.4 Million Year-Over-Year

REDWOOD CITY, Calif. – May 27, 2020 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the first quarter of fiscal year 2021, which ended April 30, 2020.

“While these remain challenging and unprecedented times, we are at the beginning of one of the most transformative periods in business history,” said Aaron Levie, co-founder and CEO of Box. “The need for more organizations to develop remote work and digital transformation strategies on modern cloud platforms has never been greater, and Box is in a strong position to help our customers remain resilient, productive, and innovative during these times. Our Q1 results demonstrate the progress that we’ve made on driving a balance of growth and profitability, and our ability to power secure remote work for enterprises provides us a large opportunity going forward.”

“In the first quarter, we delivered strong top and bottom line results despite a challenging macroeconomic environment,” said Dylan Smith, co-founder and CFO of Box. “Our heightened focus on driving expansion and renewals in our existing customer base, combined with a predominantly recurring revenue model, create strong financial resiliency in light of this dynamic situation. At the same time, our focus on overall cost discipline will allow us to deliver significant profitability improvements as we build on the foundation that we’ve laid to capture our long-term market opportunity. For FY21, we now expect our non-GAAP operating margin to be 11 to 12 percent of revenue, an improvement from the 9 to 10 percent range that we provided on our last earnings call.”

Fiscal First Quarter Financial Highlights

•	Revenue for the first quarter of fiscal year 2021 was $183.6 million, an increase of 13% from the first quarter of fiscal year 2020.
•	Remaining performance obligations as of April 30, 2020 were $722.7 million, an increase of 13% from the first quarter of fiscal year 2020.
•	Deferred revenue as of April 30, 2020 was $368.3 million, an increase of 11% from the first quarter of fiscal year 2020.
•	Billings for the first quarter of fiscal year 2021 were $128.1 million, an increase of 8% from the first quarter of fiscal year 2020.
•

GAAP operating loss in the first quarter of fiscal year 2021 was $24.2 million, or 13% of revenue. This compares to a GAAP operating loss of $35.4 million, or 22% of revenue, in the first quarter of fiscal year 2020.

•

Non-GAAP operating income in the first quarter of fiscal year 2021 was $17.2 million, or 9% of revenue. This compares to a non-GAAP operating loss of $3.0 million, or 2% of revenue, in the first quarter of fiscal year 2020.

•

GAAP net loss per share, basic and diluted, in the first quarter of fiscal year 2021 was $0.17 on 151.9 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.25 in the first quarter of fiscal year 2020 on 145.3 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in the first quarter of fiscal year 2021 was $0.10. This compares to a non-GAAP net loss per share of $0.03 in the first quarter of fiscal year 2020.
•

Net cash provided by operating activities in the first quarter of fiscal year 2021 totaled $61.9 million. This compares to net cash provided by operating activities of $25.5 million in the first quarter of fiscal year 2020.

•	Free cash flow in the first quarter of fiscal year 2021 was positive $39.8 million. This compares to positive $13.4 million in the first quarter of fiscal year 2020.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Delivered wins and expansions with leading organizations such as BETC, City of Berkeley FLIR, Law Offices of Los Angeles County Public Defender, Massachusetts Department of Transportation, NASA, National Bank of Canada, Telenor Group, Toyota Finance Corporation, and USDA.

•

Introduced the All-New Box experience to power increased productivity and collaboration, which includes Collections, a simple way to organize files and folders; the ability to add annotations to 100+ file types directly in Box Preview; and an enhanced Zoom integration that makes it easier to collaborate on content while face-to-face on video.

•

Launched automated malware detection and controls in Box Shield. Now, when malware is identified in Box, Box Shield automatically alerts the end user, restricts downloads and sharing of malicious files, and notifies security teams.

•

Announced a new Box Device Trust, a built-in device security posture assessment for organizations to specify granular ownership or security requirements for managed and personal devices before granting users access to Box.

•

Introduced Manual Start in Box Relay, which lets customers initiate a preconfigured workflow directly from a file in Box with the added option to specify task assignees and collaborators prior to kickoff.

•	Launched Box File Request, allowing customers to easily and quickly gather documents into any folder by sharing an auto-generated link.
•	Expanded the IBM and Box partnership to deliver content and collaboration across Watson AIOps to make work faster, simpler, and more secure.
•

Introduced new integrations with Microsoft 365, building on Box’s interoperability within Microsoft environments. These include the integration of Box within Microsoft Teams, an updated Box add-in for Microsoft Outlook on mobile, and new security and identity integrations.

•	Announced the new Box adapter for Oracle Integration, enabling enterprise customers to seamlessly connect Oracle applications with Box, creating more efficient processes for line-of-business teams.
•	Launched the new Box for Slack integration, enabling organizations to drive more productive teamwork by making Box content accessible directly within Slack.
•	Launched Box Connector for Okta Workflows, which allows customers to automate complex identity-centric processes associated with content.
•	Received the Google Cloud Technology Partner of the Year Award for Productivity and Collaboration.
•	Launched the Box.org Virtual Volunteers program to help nonprofits better understand how to use Box and allow Box employees to volunteer and share their skillsets with nonprofits.
•

Announced today that Carl Bass, former CEO of Autodesk, joined Box’s Board of Directors. In Q1, Box also welcomed Jack Lazar, formerly chief financial officer of GoPro and Atheros Communications, and Bethany Mayer who brings over 30 years of technology experience, including holding senior leadership roles at HP and Cisco, to Box’s Board of Directors.

Outlook

Box’s revenue guidance incorporates its current assessment of the impact that COVID-19 could have on its business, including its expectations that enterprise customers will continue to increase their adoption of Box’s solutions, while also taking into account some softness the company expects from its small business customers and professional services revenue. Box’s pivot to a remote workforce has enabled it to accelerate how it operates more efficiently and, as a result, has allowed the company to forecast stronger GAAP and non-GAAP EPS guidance.

•

Q2 FY21 Guidance: Revenue is expected to be in the range of $189.0 million to $190.0 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.13 to $0.11. Non-GAAP diluted net income per share is expected to be in the range of $0.12 to $0.14. Weighted-average basic and diluted shares outstanding are expected to be approximately 154 million and 161 million, respectively.

•

Full Year FY21 Guidance: Revenue is expected to be in the range of $760.0 million to $768.0 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.55 to $0.50. Non-GAAP diluted net income per share is expected to be in the range of $0.47 to $0.52. Weighted-average basic and diluted shares outstanding are expected to be approximately 155 million and 162 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-833-968-2109 (U.S. and Canada), conference ID: 6481746

+ 1-778-560-2838 (international), conference ID: 6481746

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 6481746

+ 1-416-621-4642 (international), conference ID: 6481746

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, expectations regarding its leadership position in the cloud content management market, the demand for its products, expectations regarding the impact of the COVID-19 pandemic on its business, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, and weighted-average outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2021 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (8) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2020. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third party advisory and professional service fees, (2) expenses related to certain litigation, and (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure as it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is a leading Cloud Content Management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, General Electric, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Alice Kousoum Lopatto and Elaine Gaudioso
+1 650-209-3467
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	April 30,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$267,973	$195,586
Accounts receivable, net	99,067	209,434
Prepaid expenses and other current assets	28,887	21,865
Deferred commissions	31,300	30,841
Total current assets	427,227	457,726
Property and equipment, net	192,025	190,976
Operating lease right-of-use assets, net	215,663	197,806
Goodwill	18,740	18,740
Deferred commissions, non-current	61,839	62,762
Other long-term assets	33,419	31,981
Total assets	$948,913	$959,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,799	$16,752
Accrued compensation and benefits	16,491	32,516
Accrued expenses and other current liabilities	31,666	25,700
Finance lease liabilities	52,486	54,634
Operating lease liabilities	47,830	40,339
Deferred revenue	353,928	407,493
Total current liabilities	511,200	577,434
Debt, non-current	70,000	40,000
Finance lease liabilities, non-current	82,933	83,427
Operating lease liabilities, non-current	217,127	206,141
Deferred revenue, non-current	14,421	16,356
Other long-term liabilities	12,384	14,276
Total liabilities	908,065	937,634
Stockholders’ equity:
Common stock (1)	15	15
Additional paid-in capital	1,347,445	1,302,072
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(1,639)	(307)
Accumulated deficit	(1,303,796)	(1,278,246)
Total stockholders’ equity	40,848	22,357
Total liabilities and stockholders’ equity	$948,913	$959,991

(1)	As of April 30, 2020, there were 153,446 shares of Box’s Class A common stock outstanding.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2020	2019
Revenue	$183,561	$162,974
Cost of revenue (1)	53,995	48,684
Gross profit	129,566	114,290
Operating expenses:
Research and development (1)	53,114	46,244
Sales and marketing (1)	72,750	78,820
General and administrative (1)	27,942	24,607
Total operating expenses	153,806	149,671
Loss from operations	(24,240)	(35,381)
Interest expense, net	(1,367)	(68)
Other income (loss), net	264	(880)
Loss before provision for income taxes	(25,343)	(36,329)
Provision for income taxes	207	499
Net loss	$(25,550)	$(36,828)
Net loss per share, basic and diluted	$(0.17)	$(0.25)
Weighted-average shares used to compute net loss per share, basic and diluted	151,943	145,275

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	April 30,
	2020	2019
Cost of revenue	$4,541	$3,611
Research and development	17,287	12,975
Sales and marketing	10,079	9,400
General and administrative	8,136	6,376
Total stock-based compensation	$40,043	$32,362

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,550)	$(36,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,946	12,625
Stock-based compensation expense	40,043	32,362
Amortization of deferred commissions	8,159	5,639
Others	74	(147)
Changes in operating assets and liabilities:
Accounts receivable, net	110,367	81,475
Deferred commissions	(7,695)	(6,076)
Operating lease right-of-use assets, net	9,713	8,560
Prepaid expenses and other assets	(4,925)	(4,382)
Accounts payable	(6,992)	(3,187)
Accrued expenses and other liabilities	(12,721)	(11,827)
Operating lease liabilities	(11,002)	(8,127)
Deferred revenue	(55,500)	(44,596)
Net cash provided by operating activities	61,917	25,491
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,443)	(1,614)
Capitalized internal-use software costs	(3,291)	(1,286)
Proceeds from sales of property and equipment	36	3
Proceeds from the sale of a strategic equity investment	107	—
Net cash used in investing activities	(4,591)	(2,897)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	30,000	—
Proceeds from exercise of stock options	965	1,199
Proceeds from issuances of common stock under employee stock purchase plan	11,906	13,605
Employee payroll taxes paid related to net share settlement of restricted stock units	(10,212)	(14,591)
Principal payments of finance lease liabilities	(17,356)	(9,154)
Net cash provided by (used in) financing activities	15,303	(8,941)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	200	27
Net increase in cash, cash equivalents, and restricted cash	72,829	13,680
Cash, cash equivalents, and restricted cash, beginning of period	195,586	217,756
Cash, cash equivalents, and restricted cash, end of period	$268,415	$231,436

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended
	April 30,
	2020	2019
GAAP operating loss	$(24,240)	$(35,381)
Stock-based compensation	40,043	32,362
Fees related to shareholder activism	1,402	—
Non-GAAP operating income (loss)	$17,205	$(3,019)

GAAP operating margin	(13)%	(22)%
Stock-based compensation	22	20
Fees related to shareholder activism	—	—
Non-GAAP operating margin	9%	(2)%

GAAP net loss	$(25,550)	$(36,828)
Stock-based compensation	40,043	32,362
Fees related to shareholder activism	1,402	—
Non-GAAP net income (loss)	$15,895	$(4,466)

GAAP net loss per share, basic and diluted	$(0.17)	$(0.25)
Stock-based compensation	0.26	0.22
Fees related to shareholder activism	0.01	—
Non-GAAP net income (loss) per share, basic	$0.10	$(0.03)
Non-GAAP net income (loss) per share, diluted	$0.10	$(0.03)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	151,943	145,275
Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	151,943	145,275
Diluted	157,608	145,275

Net cash provided by operating activities	$61,917	$25,491
Purchases of property and equipment	(1,443)	(1,614)
Principal payments of finance lease liabilities	(17,356)	(9,154)
Capitalized internal-use software costs	(3,291)	(1,286)
Free cash flow	$39,827	$13,437
Net cash used in investing activities	$(4,591)	$(2,897)
Net cash provided by (used in) financing activities	$15,303	$(8,941)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2020	2019
GAAP revenue	$183,561	$162,974
Deferred revenue, end of period	368,349	330,445
Less: deferred revenue, beginning of period	(423,849)	(375,041)
Contract assets, beginning of period	—	3
Billings	$128,061	$118,381

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	July 31, 2020			January 31, 2021
GAAP net loss per share range, basic and diluted	$(0.13)	-	$(0.11)	$(0.55)	-	$(0.50)
Stock-based compensation	0.26		0.26	1.04		1.04
Non-GAAP net income per share range, basic	$0.13	-	$0.15	$0.49	-	$0.54
Non-GAAP net income per share range, diluted	$0.12	-	$0.14	$0.47	-	$0.52

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	154,156			154,968
Weighted-average shares used to compute Non-GAAP net income per share:
Basic	154,156			154,968
Diluted	161,152			161,507